Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FORCE ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	94-0462664
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1400 16th Street, Suite 400
Denver, Colorado 80202	80202
(Address of Principal Executive Offices)	(Zip Code)

Force Energy Corp.

2012 Employee and Consultant Stock Compensation Plan

(Full title of the plan)

Tim DeHerrera, Chief Executive Officer

1400 16th Street, Suite 400

Denver, Colorado 80202

(Name and address of agent for service)

(720) 470-1414

(Telephone number, including area code, of agent for service)

Copies to:

Nathan D. Simmons, Esq.

Simmons Legal Services, LLC

7210 South Algonquian Street, Suite 107

Aurora, Colorado 80016

(303) 818-1573

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.001 par value	15,000,000 Shares(1)	$0.015	$108,000	$12.38

(1)  Pursuant to Rule 416(a), this registration statement shall be deemed to cover an indeterminate number of additional shares that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to the anti-dilution provisions of the plans.

(2) Pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, the registration fee is calculated on the basis of the closing prices for the Common Stock as reported on the OTCQB at the close of trading on August 22, 2012 of $0.015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

Effective August 14, 2012, Force Energy Corp. (the “Company”) adopted its 2012 Employee and Consultant Stock Compensation Plan (the “Plan”).  The number of shares of common stock of the Company that are available for issuance under the Plan are 15,000,000 shares of the Company’s Common Stock, $.001 par value. This Registration Statement on Form S-8 is filed with the Securities and Exchange Commission (the “Commission”) for the purposes of registering the 15,000,000 shares of the Company’s Common Stock issuable under the Plan.

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  Such documents are not being filed with the Commission, but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information

The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement and incorporated by reference in the Section 10(a) prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated).  Written request should be made to Corporate Secretary at Force Energy Corp., at 1400 16th Street, Suite 400, Denver, Colorado 80202.

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PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (“Exchange Act”) are hereby incorporated by reference in this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2011, filed on February 23, 2012.

2.	The Company’s Quarterly Reports, as of the quarter ended February 29, 2012, filed on March 30, 2012, and as of the quarter ended May 31, 2012, filed on July 9, 2012.

3.	The description of the Company’s stock as set forth in its Registration Statement on Form SB-2/A, filed on July 30, 2007, as amended on Form 8-K filed on February 20, 2008.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

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Item 4.  Description of Securities.

Not applicable

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

4.1	Force Energy Corp. 2012 Employee and Consultant Stock Compensation Plan
5.1	Opinion of Simmons Legal Services, LLC
23.1	Consent of John Kinross-Kennedy, Certified Public Accountant
23.2	Consent of Simmons Legal Services, LLC (included in Exhibit 5.1).

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Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”).

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, Colorado, on this 23rd day of August 2012.

FORCE ENERGY CORP.

By:	/s/ Tim DeHerrera
Tim DeHerrera
President, Chief Executive Officer

SIGNATURE OF SOLE DIRECTOR AND PRINCIPAL EXECUTIVE, ACCOUNTING AND FINANCIAL OFFICER

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tim DeHerrera	President, Chief Executive Officer, Chief	August 23, 2012
Tim DeHerrera	Financial Officer and Director(Principal Executive Officer and Principal Financial and Accounting Officer)

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EXHIBIT INDEX

4.1	Force Energy Corp. 2012 Employee and Consultant Stock Compensation Plan
5.1	Opinion of Simmons Legal Services, LLC
23.1	Consent of John Kinross-Kennedy, Certified Public Accountant
23.2	Consent of Simmons Legal Services, LLC (included in Exhibit 5.1).

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